Demand Media Reports Third Quarter 2013 Results

•	Revenue and Content & Media Revenue ex-TAC Decrease 2% and 7% Year-over-Year, Respectively

•	Registrar Revenue Increases 11% Year-over-Year

•	Society6 Artist Community and Image Uploads Grow by Over 100% and 50% Year-over-Year, Respectively

•	Mobile Revenue Doubles Year-over-Year
SANTA MONICA, CA - November 7, 2013 - Demand Media, Inc. (NYSE: DMD), a leading digital media and domain name services company, today reported financial results for the third quarter ended September 30, 2013.

"This quarter, our media business was negatively impacted by declines in search referral traffic and advertising demand. Despite these challenges, I am excited about the long-term prospects for both our media and domain name services businesses,” said Shawn Colo, Interim President and CEO of Demand Media. "We have a unique set of compelling assets, which will enable us to take advantage of significant growth opportunities in both the media and domain services markets.”

Financial Summary
(In millions, except per share amounts)
	Three months ended September 30,
	2013	2012	Change
Total revenue	$96.3	$98.1	(2)%

Content & Media revenue ex-TAC(1)	$54.7	$58.8	(7)%
Registrar revenue	$37.7	$34.0	11%
Total revenue ex-TAC(1)	$92.4	$92.8	—%

Income from operations	$(9.7)	$4.5	NA
Adjusted EBITDA(1)	$18.1	$27.6	(34)%
Net income	$(10.4)	$3.2	NA
Adjusted net income(1)	$3.3	$9.8	(66)%

EPS - diluted	$(0.12)	$0.04	NA
Adjusted EPS(1)	$0.04	$0.11	(64)%

Cash flow from operations	$18.8	$24.6	(24)%
Free cash flow(1)	$10.0	$16.6	(40)%

(1) These non-GAAP financial measures are described below and reconciled to their comparable GAAP measures in the accompanying tables.

Q3 2013 Financial Summary:

•
Total revenue ex-TAC was flat year-over-year, with 11% year-over-year growth in Registrar revenue offset by a 7% decline in Content & Media revenue ex-TAC. Excluding the acquisitions of Society6 and Name.com, total revenue ex-TAC decreased 10%.

•	Registrar revenue grew 11% year-over-year, due primarily to growth from Name.com, which was acquired at the end of Q4 2012. Excluding the acquisition of Name.com, registrar revenue increased 2%.

•
Owned & Operated revenue growth of 6% was driven primarily by revenue of $5.6 million from Society6, which was acquired at the end of Q2 2013, and higher revenue from the sale of undeveloped websites, offsetting advertising revenue declines that were due primarily to a reduction in search engine referral traffic. Excluding the acquisition of Society6, Owned & Operated revenue decreased 7%.

•
Network revenue ex-TAC declined 50% due primarily to $3.1 million less revenue from the Company's YouTube Channels as well as an unfavorable $1.6 million revenue adjustment from an advertising partner related to activity on certain network websites prior to Q3.

•	Adjusted EBITDA decreased 34% year-over-year, reflecting the negative impact from search engine referral traffic on high-margin revenues and the unfavorable revenue adjustment noted above.

“While Q3 was a challenging quarter, we continued to make progress across our commerce and new gTLD initiatives," said Demand Media's CFO Mel Tang. "Our ability to generate free cash flow coupled with our strong balance sheet provides us with a solid foundation from which to invest in strategic growth opportunities."

Business Highlights:

Content & Media:

•	September 2013 comScore Rankings:

◦	On a consolidated basis, Demand Media ranked as the #18 US web property and Demand Media's properties reached more than 96 million unique users worldwide.

◦	eHow.com ranked as the #23 website in the US and reached 58 million unique users worldwide.

◦	Livestrong.com/eHow Health ranked as the #3 Health property in the US, with more than 21 million unique users worldwide.

◦	Cracked.com ranked as the #6 Humor property in the US, with more than 8 million unique users worldwide.

•	In Q3 2013, mobile revenue doubled year-over-year and represented 13% of Owned & Operated revenue as compared to 7% last year.

•	During Q3 2013, Society6’s artist community grew over 100% and image uploads grew over 50%. Society6 also expanded its product line-up in Q3.

•
eHow Now’s customers more than doubled quarter-over-quarter, with the majority of revenue driven by monthly subscriptions. eHow Now’s real-time expert chat service is now live across seven categories - Pets, Legal, Auto, Tech, Health, Personal Finance and Home Improvement.

Domain Name Services:

•
The Company announced that Taryn Naidu will become Chief Executive Officer and Dave Panos will become Chairman of the Board of Rightside Group, Ltd., the Company’s domain name services business, upon completion of the separation. In addition, the Company filled several key executive positions for this business during Q3.

•
Recently, Demand Media's domain name services business marked two significant milestones, officially receiving registry agreements from ICANN for several of its new gTLDs, including .DANCE, .IMMOBILIEN and .NINJA, and signing registrar agreements with ICANN to distribute new gTLDs through its eNom and Name.com registrar channels.

Financial:

•
In August 2013, Demand Media entered into a new $225 million credit facility comprised of a $125 million revolving credit facility and $100 million in term loan availability. The new facility, which matures in August

2018, provides Demand Media with significant additional flexibility and liquidity to pursue its strategic objectives, including the separation of its domain name services business.

Operating Metrics:

	Three months ended September 30,
	2013	2012	% Change
Content & Media Metrics:
Owned & operated
Page views(1) (in millions)	4,074	3,363	21%
RPM(2)	$11.78	$13.49	(13)%

Network of customer websites
Page views(1)(in millions)	3,124	4,965	(37)%
RPM(2)	$3.39	$3.78	(10)%
RPM ex-TAC(3)	$2.15	$2.70	(20)%

Registrar Metrics:
End of Period # of Domains(4) (in millions)	14.6	13.7	7%
Average Revenue per Domain(5)	$10.49	$9.99	5%
____________________

(1)
Page views represent the total number of web pages viewed across (a) our owned and operated websites and/or (b) our network of customer websites, to the extent that the viewed customer web pages host the Company's monetization, social media and/or content services.

(2)	RPM is defined as Content & Media revenue per one thousand page views.

(3)	RPM ex-TAC is defined as Content & Media revenue ex-TAC per one thousand page views.

(4)	A domain is defined as an individual domain name registered by a third-party customer on our platform for which we have begun to recognize revenue.

(5)
Average revenue per domain is calculated by dividing Registrar revenue for a period by the average number of domains registered in that period.  Average revenue per domain for partial year periods is annualized.

Q3 2013 Operating Metrics:

•
Owned & Operated page views increased 21% year-over-year to 4.1 billion, driven primarily by mobile page view growth on our core Owned & Operated sites, which more than offset significant declines in search engine referral traffic. Owned & Operated RPMs decreased 13% year-over-year, reflecting the mix shift to lower yielding mobile page views as well as lower direct display advertising, offset partially by increased revenue from the sale of undeveloped websites and revenue from Society6.

•
Network page views decreased 37% year-over-year to 3.1 billion, as the Company made the strategic decision to refocus its direct sales efforts on its Owned & Operated properties. Network RPM ex-TAC decreased 20% year-over-year, reflecting lower revenue from the Company's YouTube Channels and the previously mentioned unfavorable revenue adjustment.

•
End of period domains increased 7% year-over-year to 14.6 million, driven by the acquisition of Name.com, with average revenue per domain up 5% year-over-year, due to higher domain pricing and higher average revenue per domain on Name.com.

Business Outlook
The following forward-looking information includes certain projections made by management as of the date of this press release. The Company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. The factors that may affect results include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other risk factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission.

The Company's fourth quarter and fiscal year guidance assumes that the recent substantial declines in search engine referrals to some of the Company's websites will not reverse.
The Company's guidance is as follows:
Fourth Quarter 2013

•	Revenue in the range of $98.0 - $101.0 million

•	Revenue ex-TAC in the range of $93.0 - $96.0 million

•	Adjusted EBITDA in the range of $16.0 - $19.0 million

•	Adjusted EPS in the range of $0.03 - $0.04 per share

•	Weighted average diluted shares 90.5 - 91.5 million

Full Year 2013

•	Revenue in the range of $396.0 - $399.0 million

•	Revenue ex-TAC in the range of $378.0 - $381.0 million

•	Adjusted EBITDA in the range of $86.0 - $89.0 million

•	Adjusted EPS in the range of $0.26 - $0.28 per share

•	Weighted average diluted shares 88.5-89.5 million

The Company's guidance excludes estimated expenses in 2013 of $8 to $10 million related to the Company's gTLD initiative and $6 to $8 million associated with separating Demand Media into two distinct publicly traded companies.

Conference Call and Webcast Information
Demand Media will host a corresponding conference call and live webcast at 5:00 p.m. Eastern time today. To access the conference call, dial 877.430.7751 and reference conference ID 93075105. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of the Company's corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use certain non-GAAP financial measures described below. The presentation of this additional financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of Non-GAAP Measures to Unaudited Consolidated Statements of Operations” included at the end of this release.
The non-GAAP financial measures presented in this release are the primary measures used by the Company's management and board of directors to understand and evaluate its financial performance and operating trends, including period to period comparisons, to prepare and approve its annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is the primary measure used by the compensation committee of the Company's board of directors to establish the funding targets for and fund its annual bonus pool for the Company's employees and executives. We believe our presented non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) management frequently uses them in its discussions with investors, commercial bankers, securities analysts and other users of its financial statements.

Revenue ex-TAC is defined by the Company as GAAP revenue less traffic acquisition costs (TAC). TAC comprises the portion of Content & Media GAAP revenue shared with the Company's network customers. Management believes that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal managerial purposes and helps facilitate a more complete period-to-period understanding of factors and trends affecting the Company's underlying revenue performance of its Content & Media service offering.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is defined by the Company as net income (loss) before income tax expense, interest and other income (expense), depreciation, amortization, stock-based compensation, as well as the financial impact of acquisition and realignment costs, the formation expenses directly related to its gTLD initiative, net gains or losses on sales and withdrawals of interest in gTLD applications, and any gains or losses on certain asset sales or dispositions. Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, (3) employee severance payments attributable to acquisition or corporate realignment activities and (4) expenditures related to the separation of Demand Media into two distinct publicly traded companies. Management does not consider these expenses to be indicative of the Company's ongoing operating results or future outlook.

Management believes that these non-GAAP financial measures reflect the Company's business in a manner that allows for meaningful period-to-period comparisons and analysis of trends. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period to period comparisons of the Company's underlying recurring revenue and operating costs, which is focused more closely on the current costs necessary to utilize previously acquired long-lived assets. In addition, management believes that it can be useful to exclude certain non-cash charges because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions. For example, due to the long-lived nature of a majority of its media content, the revenue generated by the Company's media content assets in a given period bears little relationship to the amount of its investment in media content in that same period. Accordingly, management believes that content acquisition costs represent a discretionary long-term capital investment decision undertaken at a point in time. This investment decision is clearly distinguishable from other ongoing business activities, and its discretionary nature and long-term impact differentiate it from specific period transactions, decisions regarding day-to-day operations, and activities that would have an immediate impact on operating or financial performance if materially changed, deferred or terminated.

Adjusted Earnings Per Share is defined by the Company as Adjusted Net Income divided by the weighted average number of shares outstanding. Adjusted Net Income is defined by the Company as net income (loss) before the effect of stock-based compensation, amortization of intangible assets acquired via business combinations, accelerated amortization of intangible assets removed from service, acquisition and realignment costs, the formation expenses directly related to its gTLD initiative, net gains or losses on sales and withdrawals of interest in gTLD applications, and any gains or losses on certain asset sales or dispositions, and is calculated using the application of a normalized effective tax rate. Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, (3) employee severance payments attributable to acquisition or corporate realignment activities, and (4) expenditures related to the separation of Demand Media into two distinct publicly traded companies. Management does not consider these expenses to be indicative of the Company's ongoing operating results or future outlook.

Management believes that Adjusted Net Income and Adjusted Earnings Per Share provide investors with additional useful information to measure the Company's underlying financial performance, particularly from period to period, because these measures are exclusive of certain non-cash expenses not directly related to the operation of its ongoing business (such as amortization of intangible assets acquired via business combinations, as well as certain other non-cash expenses such as purchase accounting adjustments and stock-based compensation) and include a normalized effective tax rate based on the Company's statutory tax rate.

Discretionary Free Cash Flow is defined by the Company as net cash provided by operating activities excluding cash outflows from acquisition and realignment activities, the formation expenses directly related to its gTLD initiative, and expenditures related to the separation of Demand Media into two distinct publicly traded companies, less capital expenditures to acquire property and equipment. Free Cash Flow is defined by the Company as Discretionary Free Cash Flow less investments in intangible assets and is not impacted by net gTLD application payments, which were $18.2 million for the nine months ended September 30, 2012, or net gains on sales and withdrawals of interest in gTLD applications, which were $2.9 million for the nine months ended September 30, 2013. Management believes that Discretionary Free Cash Flow and Free Cash Flow provide investors with additional useful information to measure operating liquidity because they reflect the Company's underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. These measures are used by management, and may also be useful for investors, to assess the Company's ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, pursuing new business opportunities, potential acquisitions, payment of dividends and share repurchases.

The use of these non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows that affect the Company's operations. An additional limitation of these non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies may use the same or similarly named measures but exclude different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures within its financial press releases. Non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from the non-GAAP financial information used by other companies, including peer companies, and therefore comparability may be limited. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure. The accompanying tables have more details on the GAAP financial measures and the related reconciliations.

About Demand Media
Demand Media, Inc. (NYSE: DMD) is a leading digital media and domain name services company that informs and entertains one of the internet's largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers, individuals and businesses to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North America, South America and Europe. For more information about Demand Media, please visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the Company's future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as guidance, may, believe, anticipate, expect, intend, plan, project, projections, business outlook, and estimate or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: our ability to complete a separation of our business into two separate public companies as previously announced and unanticipated developments that may delay or negatively impact such a transaction; the possibility that we may decide not to proceed with the separation of our business as previously announced if we determine that alternative opportunities are more favorable to our stockholders; the possibility that we decide to separate our business in a manner different from that previously disclosed; the impact and possible disruption to our operations from pursuing the previously announced separation transaction; our ability to retain key personnel; the high costs we will likely incur in connection with such a separation transaction, which we would not be able to recoup if such a transaction is not consummated; the expectation that the previously announced separation transaction will be tax-free; revenue and growth expectations for the two independent companies following the separation of our business; the ability of each business to operate as an independent entity upon completion of such a transaction; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google as well as possible future changes, and the impact such changes may have on page view growth and driving search related traffic to our owned & operated websites and the websites of our network customers; our ability to effectively monitor the quality of search traffic to our network of undeveloped websites; changes in our content creation and distribution platform, including the possible repurposing of content to alternate distribution channels, reduced investments in intangible assets or the sale or removal of content; continued deterioration in the market capitalization of the Company, which may result in an impairment of certain intangible assets on the Company’s balance sheet; our ability to effectively integrate, manage, operate and grow a crowd-sourced e-commerce website such as Society6; our ability to manage risks associated with the sale of goods over the internet; our ability to successfully launch, produce and monetize new content formats; the inherent challenges of estimating the overall impact on page views and search driven traffic to our owned & operated websites based on the data available to us as internet search engines continue to make adjustments to their search algorithms; our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned & operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future, including premium video and other formats of text content; our ability to attract and retain freelance creative professionals and artists; changes in our level of investment in media content intangibles; the effects of changes or shifts in internet marketing expenditures, including from text to video content as well as from desktop to mobile content; the effects of shifting consumption of media content from desktop to mobile; the effects of seasonality on traffic to our owned & operated websites and the websites of our network customers; the impact of seasonality on our e-commerce business; intense competition, which could lead to pricing pressure among other effects; our ability to expand our customer base and meet production requirements; our ability to develop additional adjacent lines of business to complement our growth strategies; our ability to continue to add partners to our registrar platform on competitive terms; our ability to successfully pursue and implement our gTLD initiative; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; the impact of governmental regulation; and the effects of discontinuing or discontinued business operations. From time to time, we may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2012 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 5, 2013, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations.

Furthermore, as discussed above, the Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #
(Tables Follow)

Contacts
Investor Contact:	Media Contact:
Julie MacMedan	Jean Lin
Demand Media	Demand Media
(310) 917-6485	(310) 319-6854
Julie.MacMedan@demandmedia.com	Jean.Lin@demandmedia.com

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenue	$96,251	$98,147	$297,937	$277,436
Operating expenses:
Service costs (exclusive of amortization of intangible assets shown separately below) (1) (2)	52,884	46,524	149,636	132,153
Sales and marketing (1) (2)	10,532	11,625	36,858	33,678
Product development (1) (2)	11,365	10,278	33,267	30,989
General and administrative (1) (2)	20,603	15,705	54,600	46,854
Amortization of intangible assets	10,614	9,501	30,724	31,216
Total operating expenses	105,998	93,633	305,085	274,890
Income (loss) from operations	(9,747)	4,514	(7,148)	2,546
Interest income	3	9	16	34
Interest expense	(656)	(155)	(974)	(465)
Other income (expense), net	74	(13)	(49)	(77)
Gain on other assets, net	1,337	—	2,566	—
Income (loss) before income taxes	(8,989)	4,355	(5,589)	2,038
Income tax expense	(1,451)	(1,180)	(3,064)	(611)
Net income (loss)	$(10,440)	$3,175	$(8,653)	$1,427

Net income (loss) per share - basic	$(0.12)	$0.04	$(0.10)	$0.02
Net income (loss) per share - diluted	$(0.12)	$0.04	$(0.10)	$0.02

Weighted average number of shares - basic	89,771	85,182	87,917	84,020
Weighted average number of shares - diluted	89,771	88,751	87,917	86,895

(1) Stock-based compensation expense included in the line items above:
Service costs	$741	$672	$2,078	$2,141
Sales and marketing	1,148	1,400	4,477	4,521
Product development	1,667	1,396	4,102	5,169
General and administrative	3,930	4,578	10,972	12,155
Total stock-based compensation expense	$7,486	$8,046	$21,629	$23,986

(2) Depreciation included in the line items above:
Service costs	$3,413	$3,587	$10,861	$10,789
Sales and marketing	89	105	295	345
Product development	201	234	662	787
General and administrative	1,403	906	3,517	2,703
Total depreciation	$5,106	$4,832	$15,335	$14,624
____________________

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$106,529	$102,933
Accounts receivable, net	36,399	45,517
Prepaid expenses and other current assets	7,732	6,041
Deferred registration costs	65,095	57,718
Total current assets	215,755	212,209
Deferred registration costs, less current portion	12,357	11,320
Property and equipment, net	44,493	35,467
Intangible assets, net	96,095	91,746
Goodwill	347,382	266,349
Other assets	21,994	20,906
Total assets	$738,076	$637,997
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,955	$10,471
Accrued expenses and other current liabilities	39,122	40,489
Deferred tax liabilities	22,147	18,892
Current portion of long-term debt	7,500	—
Deferred revenue	83,516	75,142
Total current liabilities	166,240	144,994
Deferred revenue, less current portion	16,750	15,965
Other liabilities	12,368	4,847
Long-term debt	42,500	—
Commitments and contingencies
Stockholders’ equity
Common stock	11	11
Additional paid-in capital	604,270	562,692
Accumulated other comprehensive income (loss)	(48)	15
Treasury stock at cost	(30,767)	(25,932)
Accumulated deficit	(73,248)	(64,595)
Total stockholders’ equity	500,218	472,191
Total liabilities and stockholders’ equity	$738,076	$637,997

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss)	$(10,440)	$3,175	$(8,653)	$1,427
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	15,720	14,333	46,059	45,839
Deferred income taxes	1,380	980	2,799	1,086
Stock-based compensation	7,486	8,046	21,629	23,986
Gain on other assets, net	(1,337)	—	(2,566)	—
Other	40	(14)	(450)	(502)
Change in operating assets and liabilities, net of effect of acquisitions	5,965	(1,925)	7,610	(6,890)
Net cash provided by operating activities	18,814	24,595	66,428	64,946
Cash flows from investing activities
Purchases of property and equipment	(7,957)	(4,982)	(22,760)	(12,425)
Purchases of intangible assets	(3,235)	(3,468)	(13,263)	(8,590)
Proceeds from gTLD application withdrawals, net	1,492	—	2,876	—
Payments for gTLD applications, net	(405)	—	(405)	(18,202)
Cash paid for acquisitions, net of cash acquired	—	(1,011)	(73,229)	(1,280)
Other	(40)	—	471	(855)
Net cash used in investing activities	(10,145)	(9,461)	(106,310)	(41,352)
Cash flows from financing activities:
Long-term debt borrowings	50,000	—	70,000	—
Long-term debt repayments	(20,000)	—	(20,000)	—
Debt issuance costs	(1,936)	—	(1,936)	—
Proceeds from exercises of stock options and contributions to ESPP	1,144	5,160	4,493	11,016
Repurchases of common stock	—	—	(4,835)	(3,956)
Payments of withholding tax on net exercise of stock-based awards	(1,042)	(1,383)	(3,741)	(3,345)
Other	(175)	(185)	(440)	(410)
Net cash provided by in financing activities	27,991	3,592	43,541	3,305
Effect of foreign currency on cash and cash equivalents	(7)	3	(63)	(18)
Change in cash and cash equivalents	36,653	18,729	3,596	26,881
Cash and cash equivalents, beginning of period	69,876	94,187	102,933	86,035
Cash and cash equivalents, end of period	$106,529	$112,916	$106,529	$112,916

Demand Media, Inc. and Subsidiaries
Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenue ex-TAC:
Content & Media revenue	$58,585	$64,136	$188,375	$177,766
Less: traffic acquisition costs (TAC)	(3,864)	(5,350)	(13,345)	(13,109)
Content & Media revenue ex-TAC	54,721	58,786	175,030	164,657
Registrar revenue	37,666	34,011	109,562	99,670
Total revenue ex-TAC	$92,387	$92,797	$284,592	$264,327

Adjusted EBITDA:
Net income (loss)	$(10,440)	$3,175	$(8,653)	$1,427
Income tax expense	1,451	1,180	3,064	611
Interest and other expense, net	579	159	1,007	508
Gain on gTLD application withdrawals, net(1)	(1,337)	—	(2,566)	—
Depreciation and amortization	15,720	14,333	46,059	45,840
Stock-based compensation	7,486	8,046	21,629	23,986
Acquisition and realignment costs(2)	2,781	20	4,233	133
gTLD expense(3)	1,883	707	5,553	1,589
Adjusted EBITDA	$18,123	$27,620	$70,326	$74,094

Discretionary and Total Free Cash Flow:
Net cash provided by operating activities	$18,814	$24,595	$66,428	$64,946
Purchases of property and equipment	(7,957)	(4,982)	(22,760)	(12,425)
Acquisition and realignment cash flows(2)	825	—	1,726	—
gTLD expense cash flows(3)	1,550	488	3,913	1,224
Discretionary Free Cash Flow	13,232	20,101	49,307	53,745
Purchases of intangible assets	(3,235)	(3,468)	(13,263)	(8,590)
Free Cash Flow	$9,997	$16,633	$36,044	$45,155

Adjusted Net Income:
GAAP net income (loss)	$(10,440)	$3,175	$(8,653)	$1,427
(a) Stock-based compensation	7,486	8,046	21,629	23,986
(b) Amortization of intangible assets - M&A	3,475	2,666	9,290	8,332
(c) Content intangible assets removed from service	—	—	66	1,818
(d) Acquisition and realignment costs(2)	2,781	20	4,233	133
(e) gTLD expense(3)	1,883	707	5,553	1,589
(f) Gain on gTLD application withdrawals, net(1)	(1,337)	—	(2,566)	—
(g) Income tax effect of items (a) - (f) & application of 38% statutory tax rate to pre-tax income	(563)	(4,822)	(9,330)	(13,789)
Adjusted Net Income	$3,285	$9,792	$20,222	$23,496
Non-GAAP Adjusted Net Income per share - diluted	$0.04	$0.11	$0.23	$0.27
Shares used to calculate non-GAAP Adjusted Net Income per share – diluted	90,538	88,751	88,952	86,895

(1) Net gains on sales and withdrawals of interest in gTLD applications included in gain on other assets, net.

(2) Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments attributable to acquisition or corporate realignment activities, and (d) expenditures related to the separation of Demand Media into two distinct publicly traded companies. Management does not consider these costs to be indicative of the Company's core operating results.
(3) Comprises formation expenses directly related to the Company's gTLD initiative that did not generate associated revenue in 2013 or in 2012.

Demand Media, Inc. and Subsidiaries
Unaudited GAAP Revenue, by Revenue Source
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Content & Media:
Owned & operated websites	$48,007	$45,377	$149,419	$129,715
Network of customer websites	10,578	18,759	38,956	48,051
Total Revenue – Content & Media	58,585	64,136	188,375	177,766
Registrar	37,666	34,011	109,562	99,670
Total Revenue	$96,251	$98,147	$297,937	$277,436

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Content & Media:
Owned & operated websites	50%	46%	50%	47%
Network of customer websites	11%	19%	13%	17%
Total Revenue – Content & Media	61%	65%	63%	64%
Registrar	39%	35%	37%	36%
Total Revenue	100%	100%	100%	100%